SEMPLE, MARCHAL & COOPER, LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
2700 NORTH CENTRAL AVENUE, NINTH FLOOR, PHOENIX, ARIZONA 85004 • TEL 602-241-1500 • FAX 602-234-1867

December 7, 2011

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Green Planet Group, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01(a) of Form 8-K. We agree with the statements concerning our Firm in such 8-K as contained in Item 4.01(a).

Sincerely,

Semple, Marchal & Cooper, LLP

Semple, Marchal & Cooper, LLP